UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2016

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As previously reported by Alliance One International, Inc. (the “Company”) in its Forms 12b-25 filed with the Securities and Exchange Commission (“SEC”) on November 10, 2015 and February 10, 2016, the Company has identified just under $50 million of discrepancies in primarily accounts receivable and inventory (the “Discrepancies”) at its Kenyan subsidiary, Alliance One Tobacco (Kenya) Limited (“AOTK”), as at September 30, 2015. The Discrepancies were discovered in the course of downsizing and terminating certain operations of AOTK as part of the Company’s previously announced restructuring and cost-saving initiative. The Company reported the Discrepancies to the SEC on November 6, 2015. The Company’s investigation into these matters is ongoing.

On February 15, 2016, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that, as a result of the information obtained to date in connection with the ongoing investigation into the Discrepancies, the Company’s consolidated financial statements as of and for each of the following fiscal periods (collectively, the “Non-Reliance Periods”) have been affected by the Discrepancies and should no longer be relied upon:

(i)	the fiscal quarter ended June 30, 2015,

(ii)	the fiscal year ended March 31, 2015,

(iii)	the fiscal quarter ended December 31, 2014,

(iv)	the fiscal quarter ended September 30, 2014,

(v)	the fiscal quarter ended June 30, 2014,

(vi)	the fiscal year ended March 31, 2014,

(vii)	the fiscal quarter ended December 31, 2013,

(viii)	the fiscal quarter ended September 30, 2013,

(ix)	the fiscal quarter ended June 30, 2013 and

(x)	the fiscal year ended March 31, 2013.

Accordingly, investors, analysts and other persons should not rely upon the Company’s previously released financial statements for the Non-Reliance Periods or the report of the Company’s independent registered public accounting firm, Deloitte & Touche LLP (the “Auditor”), on the Company’s consolidated financial statements as of and for March 31, 2015, 2014 and 2013, and other financial data for the Non-Reliance Periods, or any press releases, investor presentations or other communications that relate to that information.

The investigation to date has disclosed that the Discrepancies also affect periods other than the Non-Reliance Periods. Specifically, the Company believes that a portion of the Discrepancies affects the fiscal quarter ended September 30, 2015 and that a portion of the Discrepancies affects periods pre-dating April 1, 2012. The Company has not yet completed its analysis, however, to determine which prior periods are affected.

In addition, as part of the investigation, the Company is reviewing its internal controls over financial reporting. Although the investigation remains ongoing, the Company believes based on its observations to date that material weaknesses existed in its internal controls during the Non-Reliance Periods that allowed the Discrepancies in Kenya to occur. As a result of these weaknesses, investors, analysts and other persons should not rely upon management’s reports on internal controls over financial reporting or the Auditor’s audit reports on the effectiveness of the Company’s internal controls over financial reporting during the Non-Reliance Periods. The Company is implementing steps to strengthen its internal control environment and to remediate the weaknesses that it has identified.

The Audit Committee and the Company’s executive management have discussed the matters disclosed in this filing pursuant to Item 4.02(a) with the Auditor.

The Company intends to amend its previously filed periodic reports covering the Non-Reliance Periods as soon as practicable, but is not able to provide an estimated date for filings at this time.

Forward-Looking Statements

This Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events and may be impacted by the current investigation noted above. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results may differ materially from those currently anticipated expected or projected. The following factors, among others, could cause actual results to differ from those expressed or implied by the forward-looking statements: changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, resolution of tax matters, the Company’s ability to satisfy the New York Stock Exchange’s continued listing standards and the impact of regulation and litigation on customers. Additional factors that could cause the Company’s results to differ materially from those expressed or implied by forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K and the other filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov).

Item 7.01	Regulation FD Disclosure.

On February 19, 2016, the Company issued a press release announcing the information discussed in Item 4.02(a) of this Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated February 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2016

ALLIANCE ONE INTERNATIONAL, INC.
By:	/s/ Joel Thomas
Joel Thomas
Executive Vice President – Chief Financial Officer

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